CHORDIANT EXCEEDS ITS REVENUE GUIDANCE

 FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2003

Fourth Quarter 2003 Revenue Up 15% Year Over Year

Generates $4 Million Cash From Operations In Fourth Quarter

CUPERTINO, California - January 29, 2004 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced the financial results for the fourth quarter and full-year ended December 31, 2003.

Total revenues for the fourth quarter of 2003 were $19.6 million, which exceeded the upper end of Chordiant's guidance of $17 to $19 million, and compared to the $17.8 million in the third quarter of 2003 and $17.1 million reported for the fourth quarter of 2002. License revenues for the fourth quarter of 2003 were $9.2 million, compared to $6.6 million in the third quarter of 2003 and $6.8 million reported for the fourth quarter of 2002. Service revenues for the fourth quarter were $10.4 million, compared to $11.1 million in the third quarter of 2003 and $10.2 million reported for the fourth quarter of 2002. Chordiant had $36.8 million in cash and cash equivalents, short-term restricted cash, and short-term investments at December 31, 2003, an increase of $4.1 million from the third quarter of 2003. On January 26, 2004, Chordiant completed a private placement with Acqua Wellington Opportunity I Limited, resulting in net proceeds to the company of $25 million.

On a U.S. GAAP (Generally Accepted Accounting Principles) basis, Chordiant's fourth quarter 2003 net loss was $3.9 million, or $0.06 per share, compared to a net loss of $8.6 million, or $0.15 per share for the fourth quarter of 2002. Chordiant reported a fourth quarter 2003 non-GAAP financial measure profit of $1.3 million, which excludes stock-based compensation, amortization of intangible assets and restructuring expenses, or a non-GAAP profit of $0.02 per share, compared to a non-GAAP financial measure loss, which excludes, stock-based compensation, amortization of acquired intangible assets and restructuring expenses, of $3.6 million, or $0.06 per share for the fourth quarter of 2002. Chordiant recorded a restructuring expense of approximately $1.0 million in the fourth quarter that principally includes severance expense associated with restructuring the company's support operations as part of the launch of our Global Resourcing program in Bangalore, India.

For the year ended December 31, 2003, total revenues were $68.3 million, compared to $73.9 million for the full year 2002. On a U.S. GAAP basis, Chordiant continued to reduce its net loss; for the full year of 2003, the company reported a net loss of $16.4 million, or $0.28 per share, compared to net loss of $32.3 million, or $0.59 per share, for the full year 2002. For the full year 2003, Chordiant reported a non-GAAP financial measure loss of $2.3 million, which excludes stock-based compensation, amortization of intangible assets and restructuring expenses, or a non-GAAP financial measure loss of $0.04 per share, compared to a non-GAAP loss, which excludes purchased in-process research and development, stock-based compensation, amortization of intangible assets and restructuring expenses of $17.5 million, or $0.32 per share for the full year 2002.

Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP, and should not be considered superior to or as a substitute for GAAP measures.

"We are very pleased with posting three sequential quarters of improving non-GAAP financial measured profit, achieving sequential revenue growth, and generating approximately $4 million of cash from operations for the fourth quarter," said Stephen Kelly, Chief Executive Officer. "We are demonstrating consistent performance, delivering three quarters of revenue growth, non-GAAP profitability, and service margins consistent with our direction. We made excellent progress in North America, which contributed approximately 36 percent of our license revenue in the fourth quarter. Therefore, we believe we are well positioned to benefit from a potential IT spending upturn in 2004."

"We continued to expand our enterprise software footprint in both North America and Europe with world-class financial services organizations, and signed enterprise software agreements with CIBC, Canadian Tire Financial Services, the Northern Ireland Social Security Agency, Signal Iduna, and Music Alliance," Kelly said.

2004 Financial Outlook
For the first quarter of 2004, management estimates revenues will be in a range of $19 million to $20 million, with a non-GAAP financial measure operating expenses of between $11 million to $12 million, which excludes stock based compensation costs and amortization of intangible assets. For the full year 2004, management expects revenues in a range of $80 million to $84 million, with non-GAAP operating expenses ranging between $46 million to $48 million, which excludes stock based compensation and amortization of intangible assets. Revenue estimates are based on the assumption that overall technology spending will not deteriorate from current levels.

Teleconference Webcast Today - January 29, 2004 at 2:00 P.M. (Pacific)

Chordiant management has scheduled a teleconference for 2:00 p.m. (Pacific), 5:00 p.m. (Eastern) and 22:00 (London) today to discuss financial results and business events for the fourth quarter and full year 2003, as well as the current outlook for 2004. This teleconference will be webcast live for the public from Chordiant's website at http://www.chordiant.com. Industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, and non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures contained in the Form 8-K, and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at http://www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at (303) 590-3000, code 564373.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations in retail finance, telecommunications and consumer direct industries.
Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.
Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich

Safe Harbor
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contacts:
Steve Polcyn	Mike Shannahan
Chordiant Software, Inc.	Chordiant Software, Inc.
(408) 517-6282	(408) 517-6223
steve.polcyn@chordiant.com	mike.shannahan@chordiant.com

Chordiant Media Contact:
Paul Burrin
Chordiant Software, Inc.
(408) 517-6168
paul.burrin@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended

	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues:
License	$9,247	$6,836	$26,514	$32,583
Service	10,352	10,230	41,752	41,268

Total revenues	19,599	17,066	68,266	73,851

Cost of revenues:
License	574	362	1,421	1,580
Service	6,237	6,492	24,593	29,669

Total cost of revenues	6,811	6,854	26,014	31,249

Gross profit	12,788	10,212	42,252	42,602

Operating expenses:
Sales and marketing	5,692	7,503	21,423	32,541
Research and development	4,170	4,692	16,251	20,074
Purchased in-process research and development	-	-	-	997
General and administrative	1,785	1,214	6,233	7,662
Stock-based compensation	3,347	2,131	8,395	3,501
Amortization of intangible assets	890	932	3,561	3,664
Restructuring expenses	1,027	1,916	2,189	6,639

Total operating expenses	16,911	18,388	58,052	75,078

Loss from operations	(4,123)	(8,176)	(15,800)	(32,476)

Interest income / (expense)	17	(55)	(114)	(216)
Other income / (expense), net	235	(215)	61	521

Net loss before income taxes	(3,871)	(8,446)	(15,853)	(32,171)

Provision for income taxes	65	150	550	150

Net loss	$(3,936)	$(8,596)	$(16,403)	$(32,321)

Net loss per share:
Basic and diluted	$(0.06)	$(0.15)	$(0.28)	$(0.59)

Shares used in per share calculation:	61,560	56,048	59,353	55,055

Supplemental information [1]:
Non-GAAP financial measures and reconciliation
Net loss	(3,936)	(8,596)	(16,403)	(32,321)
Less: Purchased in-process research and development	-	-	-	997
Less: Stock-based compensation	3,347	2,131	8,395	3,501
Less: Amortization of intangible assets	890	932	3,561	3,664
Less: Restructuring expenses	1,027	1,916	2,189	6,639

Pro forma net income / (loss):	$1,328	$(3,617)	$(2,258)	$(17,520)

Diluted pro forma net income / (loss) per share:	$0.02	$(0.06)	$(0.04)	$(0.32)

Shares used in per share calculation [2]:	69,442	56,048	59,353	55,055

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measure of  net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of non-GAAP financial measures of  net income or net loss, excluding purchased in-process research and development, stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per shares for the three months ended December 31, 2002 and the years ended December 31, 2002 and 2003 are computed excluding potential common shares of 3,004, 7,406 and 5,843, respectively, an their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2003	Conformed December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$36,218	$30,731
Short-term investments and restricted cash	581	9,245
Accounts receivable, net	11,974	9,415
Other current assets	2,675	3,162

Total current assets	51,448	52,553

Restricted cash	1,500	1,500
Property and equipment, net	3,071	5,069
Goodwill, net	24,874	24,874
Intangible assets, net	1,414	4,975
Other assets	1,504	1,788

Total assets	$83,811	$90,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings	$-	$1,114
Accounts payable	3,931	5,936
Accrued expenses	13,038	14,007
Deferred revenue	14,548	10,927

Total current liabilities	31,517	31,984
Deferred revenue, long-term	3,848	7,667
Borrowings, long-term	-	136
Other liabilities	-	161

	35,365	39,948

Total stockholders' equity	48,446	50,811

Total liabilities and stockholders' equity	$83,811	$90,759